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                                                               EXHIBIT 10(e)(ii)



                                  AMENDMENT TO

                       EMPLOYMENT AND CONSULTING AGREEMENT


This Agreement is made as of this 1st day of September, 1994, between UNITED STATIONERS INC., UNITED STATIONERS SUPPLY CO. (collectively the "Company"), and JEFFREY K. HEWSON ("Employee").

The Company and Employee have entered into an Employment and Consulting Agreement dated March 1, 1990, and an Amendment dated April 10, 1991 (collectively, the "Agreement").

The parties desire to amend the Agreement.

THEREFORE, for valuable considerations which the parties acknowledge, the parties agree as follows:

1. Paragraph 3 of the Agreement is amended by adding, as subparagraph (d) thereof, the following:

          "(d) Upon termination of the Term of Employment for any reason other than by the Company for cause, the Company will provide, in addition to the Normal Retirement Pension under the Company's Pension Plan, a supplemental monthly retirement benefit equal to one twelfth (1/12) of one and one-half percent (1 1/2%) of Employee's "Compensation" for each year of "Credited Service". However, this supplemental retirement benefit shall be reduced by the amount that the total benefits received by Employee under:

            (i)     the Company's Pension Plan,
           (ii)     the Company's Supplemental Benefits Plan,
          (iii)     this supplemental retirement benefit,
           (iv)     the value of Employee's split dollar insurance,
            (v)     social security pension benefits, and
           (vi)     prior employer pension benefits,

exceed fifty percent (50%) of Employee's Compensation.

          "For purpose of this paragraph, "Compensation" and "Credited Service" shall have the same meanings, and be determined the same way as under the Company's Pension Plan.

     "Further, Employee's right, if any, to a lump sum distribution under the Pension Plan shall be equally applicable to this supplemental retirement benefit.

          "In the event of retirement before age 69, for each year prior to age 69 the supplemental retirement benefit provided herein shall be reduced by an amount equal to two and one-half percent 2 1/2%) per year of the targeted percentage calculated as if retirement had occurred on the 69th birthday of the Employee."
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2.   Except as so amended, the Agreement is in all other respects unchanged.




UNITED STATIONERS INC.                  UNITED STATIONERS SUPPLY CO.

By: ______________________              By: _________________________
    Joel D. Spungin,                        Joel D. Spungin,
    Chairman of the Board and               Chairman of the Board and
    Chief Executive Officer                 Chief Executive Officer


                        ________________________________
                        Jeffrey K. Hewson, Employee